ICH CORPORATION
                         1997 DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I

                                     Purpose

The ICH Corporation 1997 Director Stock Option Plan is intended to encourage outside directors and others selected for participation in the Plan to continue their association with the Company by providing them with incentives designed to enable them to acquire an ownership interest in the Company. It is believed that the availability and granting of stock option awards increases the Company's ability to attract and retain individuals with outstanding qualifications and experience.


                                   ARTICLE II

                                   Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1     Board:  The Board of Directors of ICH Corporation.

2.2 Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.3 Committee: The Compensation Committee of the Board; provided, however, the Compensation Committee shall not take any action under this Plan unless it is at all times composed solely of not less than three "Non-Employee Directors" within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended. In the event the Compensation Committee is unable to act, the Board shall take any and all actions required or permitted to be taken by the Committee under this Plan. For purposes of this Section a "Non-Employee Director" shall be a director who: (i) is not currently an officer or employee of ICH Corporation or of any Subsidiary; (ii) (A) does not receive compensation, either directly or indirectly, for any non-director service in an amount that would be required to be disclosed under Item 404(a) of Regulation S-K or (B) possess an interest in any other transaction requiring disclosure

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        under such Item; and (iii) is not engaged in a business relationship disclosable under Item 404(b) of Regulation S-K.

2.4     Common Stock:  The common stock, par value $0.01, of ICH Corporation.

2.5     Company:  ICH Corporation and any of its Subsidiaries.

2.6 Disability: Disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

2.7     Effective Date:  February 7, 1997

2.8     Eligible Director:  A non-employee member of the Board of Directors.

2.9 Eligible Participant: An Eligible Director or consultant selected by the Committee to participate in the Plan.

2.10 Fair Market Value: Fair Market Value shall mean with respect to a share of Common Stock the value determined on any relevant date in accordance with the following provisions:

               (i) if the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

               (ii) if the Common Stock is at the time listed on any national Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the national Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

               (iii) if shares of the Common Stock are not then traded on a national market (e.g., the over the counter dealers market) or are not then publicly traded, Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.


2.11 Option: A stock option granted under the Plan that does not qualify as an

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        "incentive stock option" under Section 422 of the Code.

2.12 Option Price: The purchase price of a share of Common Stock under an Option.

2.13 Optionee: An Eligible Participant who has been granted one or more Options under this Plan.

2.14 Plan: The ICH Corporation 1997 Director Stock Option Stock Plan, as from time to time amended.

2.15 Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

2.16 Termination Date: A date fixed by the Committee but not later than the day following the tenth anniversary of the date on which the Option is granted.


                                   ARTICLE III

                                 Administration

3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

3.2 The Committee shall consist of not less than three members of the Board. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

3.3 Subject to the provisions of the Plan, the Committee shall establish the policies and criteria pursuant to which it shall grant Options and administer the Plan. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine which Eligible Participants shall be granted discretionary Options, the number of shares subject to any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options.

3.4 The Committee may at any time, with the consent of the Optionee, in its sole discretion, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of Common Stock shares, and at a lesser Option Price.

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3.5     Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.


                                   ARTICLE IV

                           Shares Subject to the Plan

4.1 The total number of shares of Common Stock available for grants of Options under the Plan shall be 400,000 subject to adjustment in accordance with Article IXof the Plan. These shares may be either authorized but unissued shares or treasury shares. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options.


                                    ARTICLE V

                           Automatic Grant of Options

5.1 Options granted pursuant to this Article V shall only be granted to Eligible Directors.

5.2     Grant Dates.  Option grants shall be made on the dates specified below:

        a) Each Eligible Director, as of the date of adoption of the Plan by the Board or, if later, the date such Director is first elected or appointed as a non employee Director, shall be granted an Option to purchase 5,000 shares of Common Stock provided, however, that such Options shall be exercisable only after the date of the approval of the Plan by the shareholders of the Company.

        b) On each anniversary date of such grant thereafter, each Eligible Director shall automatically be granted an Option to purchase 5,000 shares of Common Stock; provided, however, Options shall not be granted under this Section 5.2 of the Plan if such grant or grants would cause any Eligible Director, individually, to accumulate Options to purchase more than an aggregate of 40,000 shares of Common Stock under the Plan or if such grant or grants would cause all Eligible Directors, together as a group, to accumulate Options to purchase more that an aggregate of 280,000 shares of Common Stock under the Plan.

                                   ARTICLE VI

                          DISCRETIONARY GRANT OF OPTION

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6.1     Options granted pursuant to this Article VI may be granted to any
        Eligible Participant.

6.2 The Committee may, from time to time select one or more Eligible Directors who may be granted Options at such time an in such amounts as the Committee may determine in its discretion, provided, however, no Options shall not be granted under this Section 6.2 of the Plan if such grant or grants would cause any Eligible Director, individually, to accumulate Options to purchase more than an aggregate of 40,000 shares of Common Stock under the Plan or if such grant or grants would cause all Eligible Directors, together as a group, to accumulate Options to purchase more that an aggregate of 280,000 shares of Common Stock under the Plan.

6.3 The Committee may, from time to time select one or more consultants who are neither non-employee members of the Board nor employees of the Company to participate in the Plan. A person so selected shall become an "Eligible Participant". The Committee may grant Options to such Eligible Participants at such time and in such amounts as the Committee may determine in its discretion, subject to any maximum limitation the Board of Directors may institute with respect to the aggregate amount of shares of Common Stock that may be subject to Options held by such Optionee or Optionees, either individually or together as a group, under the Plan.


                                   ARTICLE VII

                                Terms of Options

7.1 Option Agreements: All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date.

7.2 Option Price: The Option Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.3 Vesting: Unless otherwise determined by the Committee (which determination shall be evidenced by specification in a written grant agreement), all Options granted pursuant Sections 5.2 and 6.2 of this Plan shall be fully vested upon the date such Option is granted and all Options granted pursuant to Section 6.3 of this Plan shall vest over a period of four (4) years, with twenty-five (25%) percent of the Option vesting on each of the first, second, third and fourth anniversaries

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        of the date the Option is granted, subject to accelerated vesting upon certain events as may be determined by the Committee.

7.4 Period of Exercise: Unless the Committee provides otherwise in an Optionee's written agreement, Options, to the extent vested, shall be exercisable at any time after the date of the Option grant. However, no Option or portion thereof shall be exercisable after the Termination Date which, unless the Committee provides otherwise in an Optionee's written agreement, shall be the day following the tenth anniversary of the date on which the Option is granted.

7.5 Manner of Exercise and Payment: An option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

               (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

               (b) through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, if so specified in the relevant Option agreement; or

               (c)    by any combination of the above methods of payment.

        The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. The Committee may in its discretion allow an Optionee to exercise his Options through a special sale and remittance procedure. To the extent the option is exercised for vested shares through a special sale and remittance procedure the Optionee shall concurrently provide irrevocable written instructions to (a) a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchase shares plus all applicable Federal, state and local income required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares

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        must be made on the exercise date.

7.6 Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

7.7 Termination of the Optionee's Services: If an Optionee's service on the Board or for the Company as applicable, shall cease for any reason, each Option held by the Optionee, to the extent vested on the date the Optionee's service ceases, shall remain exercisable until the earlier of:

               i.     the Option's Termination Date;

               ii. the first anniversary of the date of the cessation of the Optionee's service for any reason including due to death or Disability;

        and thereafter, all such Options to the extent not previously exercised shall terminate together with all rights hereunder. All Options not vested as of the date of termination of Optionee's service shall be forfeited.


                                  ARTICLE VIII

                                   Adjustments

8.1 If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall take any such action, including price adjustment, as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Article VIII shall be conclusive and binding upon each Optionee.

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                                   ARTICLE IX

                        Amendment and Termination of Plan

9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part, or amend it in such respects as the Board may deem appropriate.

9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

9.3 The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code and to Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended.


                                    ARTICLE X

                        Government and Other Regulations

10.1 The obligation of the Company to issue, or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock is traded.

10.2 In addition to, and without limiting, the Company's rights and obligations under the preceding paragraph, the Committee may postpone any exercise of an Option for such time as the Committee in its discretion may deem necessary in order to permit the Company with reasonable diligence (i) to effect or maintain the listing of the Common Stock on the New York Stock Exchange or to effect or maintain registration under the Securities Act of 1933, as amended, of the Plan or the shares issuable upon the exercise of the Option; (ii) to determine that such shares and Plan are exempt from registration; or
        (iii) to comply with any applicable laws, regulations, rules, orders or approval requirements then in effect and required by governmental entities or any stock exchange on which the Common Stock is traded. Any such postponement shall not extend the term of an Option, and neither the Company nor its directors or officers shall have any obligation or liability to any Optionee or Optionee's successor with respect to any shares subject to an Option that lapses unexercised because of such

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        postponement.


                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Plan Does Not Confer Stockholder Rights: Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights as a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued as soon as practicable after the exercise of each Option.

11.2 Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

11.3 Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any Common Stock received in payment may be retired, or retained in the Company's treasury and reissued.


                                   ARTICLE XII

                 Effective Date and Shareholder Approval of Plan

12.1 The Effective Date of the Plan is February 7, 1997. The Plan has been approved by shareholders pursuant to the First Amended Joint Plan of Reorganization under Chapter 11 (Dated: November 15, 1996), filed in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division and the applicable disclosure statement filed in such Bankruptcy Court with respect thereto. The Bankruptcy Court authorized and approved the adoption of the Plan.


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